UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) April 14, 2005

                            DATASCENSION INC.
              (Exact name of Registrant as specified in charter)


           Nevada                      0-29087           87-0374623
(State or other jurisdiction        (Commission       (I.R.S. Employer
     of incorporation)               File Number)      Identification)

     145 S. State College  Blvd, Suite 350, Brea CA                   92821
        (Address of principal executive offices)             (Zip Code)

      Registrant's telephone number, including area code:   714-482-9750

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

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SECTION 8. OTHER EVENTS

Item 8.01 - Other Events

On April 13, 2005, Datascension, Inc. (the "Company") reported that the Company has converted the South Texas Oil Company asset held for sale to shares in South Texas Oil Company (formerly known as Nutek Oil) and will be distributing its ownership interest in South Texas Oil Company to shareholders of Datascension, Inc.

The dividend will take the form of a dividend certificate representing restricted common stock, which will be distributed to Datascension's beneficial stockholders of record as of the record date, which is April 27, 2005.

The stock dividend will be distributed to owners of Datascension's common stock as of the record date in a ratio of one share of South Texas Oil Company, for approximately every 18 shares of common stock held in Datascension Inc.

Certificates for the dividend stock will be mailed from the transfer agent soon after the record date.

Why is Datascension Inc. distributing South Texas Oil Company (f/k/a Nutek Oil) common stock?

There are several reasons for the distribution, including the following:

- To further Datascension's goals of having the call center operation as the sole focus of the company and remove all unrelated entities and operations from Datascension;

- both Datascension Inc. and South Texas Oil Company (f/k/a Nutek Oil) will be able to adopt strategies and pursue opportunities appropriate to their specific businesses;

- South Texas Oil Company may be able to achieve future growth through internal expansion and acquisitions utilizing its own equity; and,

- investors will be better able to evaluate the different merits of each business and its future prospects, enhancing the likelihood that each will achieve appropriate market recognition of its performance and potential.

How many shares of South Texas Oil Company's common stock are being distributed?

        957,349 shares of South Texas Oil Company's common stock that Datascension Inc. has an interest in are being distributed to Datascension Inc. shareholders. Datascension, Inc. shareholders will receive one share of South Texas Oil Company's restricted common stock for approximately every 18 shares of Datascension Inc. common stock they own. As Datascension Inc. currently has no fractional shares outstanding, no fractional shares of South Texas Oil Company common stock will be distributed in the distribution.

Is there a trading market for the shares of South Texas Oil Company common stock?

        South Texas Oil Company's (f/k/a Nutek Oil) common stock is currently trading under the ticker symbol NUTO and trades on the "pink sheets".

What is the record date for the distribution?

        The record date for the distribution is April 27, 2005. This means that holders of record of Datascension Inc. common stock as of the close of business on that date are entitled to receive shares of South Texas Oil Company (f/k/a Nutek Oil) common stock in the distribution.

When will the shares be distributed?

        The shares will be distributed on or about May 15, 2005.

Who is the distribution agent?

        The distribution agent is Transfer Online in Portland, Oregon.

Will the distribution be taxable?

        This transaction is not expected to be taxable as the distribution should be treated as a tax-free distribution to Datascension Inc. shareholders.

Who is the transfer agent and registrar for the South Texas Oil Company (f/k/a Nutek Oil) common stock?

        The transfer agent and registrar for the South Texas Oil Company (f/k/a Nutek Oil) common stock is Transfer Online in Portland, Oregon.

The shares certificates will additionally have the following legend on them:
        THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY OTHER SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, ASSIGNED, HYPOTHECATED OR OTHERWISE DISPOSED EXCEPT (I) UPON EFFECTIVE REGISTRATION OF THE SECURITIES UNDER THE ACT AND OTHER APPLICABLE SECURITIES LAWS COVERING SUCH SECURITIES, OR (II) UPON ACCEPTANCE BY THE COMPANY OF AN OPINION OF COUNSEL IN SUCH FORM AND BY SUCH COUNSEL, OR OTHER DOCUMENTATION, AS IS SATISFACTORY TO COUNSEL FOR THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS NOT REQUIRED.


SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 - Financial Statements and Exhibits.

(a)  Financial Statement of business acquired.

        None

(b)  Pro forma financial information.

        None

(c)  Exhibits

        99.1        Notification of Dividend to NASD.


SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 14, 2005

                              DATASCENSION INC.


                              By:
                              /s/ D. Scott Kincer
                              -------------------
                              D. Scott Kincer, President


                                INDEX TO EXHIBITS

Exhibit No.    Description
-----------    -----------

99.1           Notification of Dividend to NASD.